CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation reference in this Registration Statement on Amendment 5 of Form S-3 of our report dated February 18, 2000 except for Note 18 which is dated March 17, 2000, Note 19 which is dated July 14, 2000 and Note 16 which is dated July 20, 2000 relating to the consolidated financial statements of Commodore Applied Technologies, Inc. and Subsidiaries as of December 31, 1999 and for the year ended December 31, 1999, which appears in the 1999 Annual Report to Shareholders of Commodore Applied Technologies, Inc., which is incorporated by reference in Commodore Applied Technologies, Inc.'s Annual Report on Amendment No. 2 on Form 10-K/A for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

We also hereby consent to the incorporation by reference in this Registration Statement on Amendment 5 of Form S-3 of our report dated March 31, 1999 except for Notes 1, 3, 4, and 5 which are dated April 26, 2000 relating to the financial statements of Teledyne-Commodore, LLC as of December 31, 1998 and for the year ended December 31, 1998, which is incorporated by reference in Commodore Applied Technologies, Inc.'s Annual Report on Amendment No. 2 on Form 10-K/A for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                     TANNER & CO.

Salt Lake City, Utah
September 12, 2000